Exhibit 23.1
INDEPENDENT AUDITORS’ CONSENT
We consent to the incorporation by reference in this Registration Statement of Mercer International Inc. on Form S-8 of our report dated February 26, 2010, appearing in the Annual Report on Form 10-K of Mercer International Inc. for the year ended December 31, 2009.
/s/  PRICEWATERHOUSECOOPERS LLP
June 11, 2010
Vancouver, British Columbia